EXHIBIT 5.1

191 Peachtree Street Atlanta, Georgia 30303-1763 (404) 572-4600 www.kslaw.com

July 21, 2004

Serologicals Corporation
5655 Spalding Drive
Norcross, Georgia 30092

Re: Serologicals Corporation—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Serologicals Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), under which the Corporation may offer from time to time up to $300,000,000.00 aggregate offering price of the following securities: (a) one or more series of debt securities ("Debt Securities"); (c) shares of the Corporation's preferred stock, $.01 par value per share ("Preferred Stock"); and (c) shares of the Corporation's common stock, par value $.01 per share (together with preferred stock purchase rights (the "Common Stock"), and together with the Debt Securities, the "Securities").

        In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

        Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          (1)   The Debt Securities, when (i) the definitive terms and provisions thereof have been established in accordance with the relevant indenture(s) or supplemental indenture(s) (any, an "Indenture") applicable thereto, and (ii) executed and delivered by the Corporation and authenticated by the applicable trustee pursuant to the applicable Indenture and delivered and paid for by the purchasers thereof, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights, and to general principles of equity.

          (2)   When (i) the underwriting or similar agreement for the Preferred Stock has been duly authorized, executed and delivered by the parties thereto, (ii) the board of directors of the Corporation or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms, rights, preferences and designations of the Preferred Stock (the "Certificate of Designations") in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and to authorize and approve the issuance thereof (iii) the Certificate of Designations will have been filed in accordance with Section 151 of the DGCL, and (iv) the Preferred Stock has been delivered and paid for by the purchasers thereof at a price in excess of the par value thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

          (3)   When (i) the underwriting or similar agreement for the Common Stock has been duly authorized, executed and delivered by the parties thereto, (ii) the board of directors of the

  Corporation or a duly authorized committee thereof has taken all necessary corporate action to authorize and approve the issuance thereof and (iii) the Common Stock has been delivered and paid for by the purchasers thereof at a price in excess of the par value thereof, the Common Stock will be validly issued, fully paid and nonassessable.

        For purposes of the opinions expressed herein, we have also assumed that:

          (a)   When the Corporation executes and delivers the Indenture pursuant to which any Debt Securities may be issued, the execution and delivery of, and the performance of all obligations under, such documents and any documents relating thereto, will have been duly authorized by all requisite action by the parties thereto and such documents will be valid and binding agreements of such parties, enforceable against such parties in accordance with their terms.

          (b)   The Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness will not have been terminated or rescinded.

          (c)   A prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Commission describing the Securities offered thereby.

          (d)   All Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of any of the opinions rendered herein.

          (e)   With respect to Debt Securities, the applicable Indenture shall comply with, and the applicable trustee shall have qualified under, the Trust Indenture Act of 1939, as amended and a form T-1 shall have been properly filed as an exhibit to the Registration Statement.

          (f)    In the case of an Indenture, there shall be no terms or other provisions therein that would affect the validity of any of the opinions rendered herein.

        The opinions expressed herein are limited in all respects to the corporate laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                      Very truly yours,

                      King & Spalding LLP